RespireRx Pharmaceuticals Inc. to Present at 8th Annual Biotech Showcase™ 2016

CEO to Review Initiatives in the Treatment of Respiratory Disorders and Provide Pipeline Update

RespireRx Announces Ticker Symbol Change

Glen Rock, N.J., Jan. 11, 2016/Globe Newswire – RespireRx Pharmaceuticals Inc. (OTC QB: RSPI as of January 11, 2016; previously OTC QB: CORX) (“RespireRx” or the “Company”), a leader in developing drugs for respiratory disorders, particularly sleep apneas and drug-induced respiratory depression, announces that the Company’s President, Chief Executive Officer and Vice Chairman of the Board of Directors, James S. Manuso, Ph.D., will present at The Biotech Showcase™ on Monday, January 11, 2016 at 10:30 AM Pacific Standard Time (www.biotechshowcase.com). The Conference is co-sponsored by the EBD Group and Demy-Colton Life Sciences Advisors. Presentations will be held at the Parc 55 Wyndham San Francisco-Union Square Hotel in San Francisco, California from January 11 – 13, 2016.

Dr. Manuso will discuss RespireRx’s initiatives with dronabinol for obstructive sleep apnea (Phase - 2B) and CX-1739 (oral) for drug-induced respiratory depression and central sleep apnea (both Phase - 2A). He will also provide background information and descriptions of other product pipeline opportunities.

Dr. Manuso’s presentation will be available by live webcast streaming online. To access the live audio webcast, log onto the RespireRx website at www.respirerx.com, click on the investors tab and follow the links and instructions, or go to http://edge.media-server.com/m/p/9bge98ed. A copy of the slide presentation to be presented at the conference will be submitted in a filing by the Company with the U.S. Securities and Exchange Commission in a Current Report on Form 8-K prior to the presentation and will also be available in the investors section of the RespireRx website.

New Ticker Symbol

RespireRx will trade under the ticker symbol RSPI commencing on Monday, January 11, 2016.

Clinical Trial Plans for 2016 - Phase 2A Clinical Trial for CX1739

On December 17, 2015, RespireRx provided information in a press release and in a Form 8-K about its recently submitted Investigational New Drug Application, including two deficiencies noted by the Food and Drug Administration (“FDA”). An update of the Company’s progress with respect to addressing these deficiencies is presented below.

●	The FDA cited a single incidence of mild necrosis in cardiac tissue from a rat in the highest dose group tested in a 4-week toxicology study. In that study, histopathology analysis was performed on the heart tissue only from rats that received placebo and the highest of three doses of CX1739. In its letter, the FDA requested that cardiac tissue from all animals in all dosage groups be analyzed. This analysis has been completed and, according to two independent, board-certified pathologists, results from the drug-treated animals did not differ from the vehicle-treated animals and, for this reason, they concluded that there does not appear to be any drug-related histopathology and that the original finding most likely was due to “progressive rodent cardiomyopathy,” a syndrome commonly observed in the subject strain of rats.

●	Despite prior studies showing no histopathology when CX1739 was dosed for 14 and 28 days, the FDA requested that the Company perform an additional study in which rats were to be given single doses of 250, 750 and 1500 mg/kg of CX1739, followed by neuro-histopathologic evaluations 1, 3 and 14 days after drug administration. The agreed upon single dose study has now been completed and no neuro-histopathology was observed at any dose. An independent pathologist review is in process.

The Company intends to submit a complete response with the FDA within the next 30 days.

Comments by the Company’s President and Chief Executive Officer

Dr. James S. Manuso, President and Chief Executive Officer, commented, “We look forward to advancing the many initiatives RespireRx is undertaking throughout the course of 2016. With three Phase 2 or Phase 2-ready programs in development, there are numerous strategic and operational milestones on the calendar. We intend to continue our focus in 2016 on the clinical and regulatory development of the Company’s two proprietary platforms for addressing unmet needs in the sleep apnea and respiratory depression markets. In addition, we will continue to support the scientific research and pre-clinical development upon which RespireRx is based. I look forward to reporting to you our progress in the months ahead.”

About RespireRx Pharmaceuticals Inc.

RespireRx Pharmaceuticals Inc. is a leader in the development of drugs for respiratory disorders, with a focus on sleep apneas and drug-induced respiratory depression. The Company holds exclusive licenses and owns patents and patent applications for certain families of chemical compounds that claim the chemical structures and their use in the treatment of a variety of disorders, as well as claims for novel uses of known drugs.

RespireRx’s pharmaceutical candidates in development are derived from two platforms, as described below.

The first platform is the class of compounds known as cannabinoids, in particular, dronabinol. Under a license agreement with the University of Illinois, the Company has rights to patents claiming the use of cannabinoids for the treatment of sleep-related breathing disorders. In a double-blind, placebo-controlled, dose-ascending Phase 2A clinical study conducted by the Company, dronabinol produced a statistically significant reduction in the Apnea-Hypopnea Index, the primary therapeutic end-point, and was observed to be safe and well-tolerated in a group of patients with Obstructive Sleep Apnea (“OSA”). The University of Illinois and three other centers currently are investigating dronabinol in a potentially pivotal, six week, double-blind, placebo-controlled Phase 2B clinical trial in 120 patients with OSA. This study, which the University of Illinois has indicated that it expects to be completed during the second quarter of 2016, is fully funded by the National Heart, Lung and Blood Institute of the National Institutes of Health. The Company is not managing or funding this ongoing clinical trial.

The second platform of medicines being developed by RespireRx is a class of proprietary compounds known as ampakines that act to enhance the actions of the excitatory neurotransmitter glutamate at AMPA glutamate receptors. Several ampakines, in both oral and injectable form, are being developed by the Company for the treatment of a variety of breathing disorders. In clinical studies, select ampakines have shown preliminary efficacy in central sleep apnea and in the control of respiratory depression produced by opiates, without altering their analgesic effects. In animal models of orphan disorders, such as Pompé Disease, spinal cord damage and perinatal respiratory distress, it has been demonstrated that the ampakines improve breathing function. The Company’s compounds belong to a new class of ampakines that do not display the undesirable side effects previously reported in animal models of earlier generations.

Additional information about the Company and the matters discussed herein can be obtained on the Company’s web-site at www.RespireRx.com or in the Company’s filings with the U.S. Securities and Exchange Commission on EDGAR at www.sec.gov.

Special Note Regarding Forward-Looking Statements: Certain statements included or incorporated by reference in this news release, including information as to the future financial or operating performance of the Company and its drug development programs, constitute forward-looking statements. The words “believe,” “expect,” “anticipate,” “contemplate,” “target,” “plan,” “intend,” “continue,” “budget,” “estimate,” “may,” “schedule” and similar expressions identify forward-looking statements. Forward-looking statements include, among other things, statements regarding future plans, targets, estimates and assumptions. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic and competitive uncertainties and contingencies. Many factors could cause the Company’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, the Company. Due to these various risks and uncertainties, actual events may differ materially from current expectations. Investors are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein. Forward-looking statements are made as of the date of this news release and the Company disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or results or otherwise.

Company Contact:

Jeff Margolis

Vice-President, Treasurer and Secretary

Telephone: (917) 834-7206

E-mail: jmargolis@respirerx.com